Morgan Stanley European Equity Fund Inc.
Item 77C
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006 and later
adjourned to September 27, 2006, to permit further
solicitation of proxies. The meeting was held on September
27, 2006 and the voting results with respect to these
proposals were as follows:

(1) Election of Directors:

                                       For    Withho  Absta   BNV*
                                                ld      in
Frank L. Bowman...................   16,033,7  833,28      0     0
                                           74       1
Kathleen A.                          16,050,4  816,64      0     0
Dennis...................                  07       8
James F.                             16,040,0  827,01      0     0
Higgins.....................               42       3
Joseph J.                            16,045,8  821,21      0     0
Kearns.....................                36       9
Michael F.                           16,044,0  822,98      0     0
Klein.....................                 72       3
W. Allen Reed.....................   16,036,4  830,55      0     0
                                           97       8
Fergus Reid.......................   16,010,0  857,02      0     0
                                           30       5

(2) Elimination of certain fundamental investment
restrictions:

                                        For    Agains Abstai   BNV*
                                                 t      n
Elimination of the fundamental        13,538,  823,47 708,57  1,796,
policy restricting the Fund's             589       6      2     418
ability to pledge
assets........................
Elimination of the fundamental        13,603,  828,78 638,30  1,796,
policy restricting purchases of           542       6      9     418
securities on
margin..................
Elimination of the fundamental        13,726,  717,26 626,95  1,796,
policy prohibiting investments in         416       8      3     418
oil, gas, and other types of
minerals or mineral leases.....
Elimination of the fundamental        13,658,  741,29 670,38  1,796,
policy prohibiting investments for        962       4      1     418
purposes of exercising control
.................
Elimination of the fundamental        13,593,  801,10 676,47  1,796,
policy regarding investments in           058       6      3     418
unseasoned
companies.................

(3) Modify certain fundamental investment restrictions:

                                      For    Again   Absta    BNV*
                                               st     in
Modify fundamental policy           13,719,4  715,6  635,5   1,796,4
regarding                                 58     74     04        18
diversification..............
Modify fundamental policy           13,560,2  852,4  657,9   1,796,4
regarding borrowing money.....            33     48     55        18
Modify fundamental policy           13,567,9  836,8  665,7   1,796,4
regarding loans..........                 96     67     73        18
Modify fundamental policy           13,619,6  804,0  646,8   1,796,4
regarding investment in                   80     86     70        18
commodities, commodity contracts
and futures
contracts.................
Modify fundamental policy           13,654,9  770,2  645,4   1,796,4
regarding issuance of senior              41     79     16        18
securities.......................

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                      For    Again   Absta    BNV*
                                               st     in
Reclassification as non-            13,551,0  840,6  678,9   1,796,4
fundamental the fundamental policy        54     60     22        18
regarding the short sale of
securities..............
Reclassification as non-            13,615,2  782,6  672,7   1,796,4
fundamental the fundamental policy        08     56     72        18
prohibiting investments in other
investment companies......
Reclassification as non-            13,561,4  803,8  705,3   1,796,4
fundamental the fundamental policy        34     52     50        18
prohibiting or limiting
investments in illiquid or
restricted securities...

* Broker "non-votes are shares held in street name for which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.